Exhibit 99.1

Contact:	JaCee Burnes Exelon Investor Relations 312-394-2948	FOR IMMEDIATE RELEASE

Jennifer Medley Exelon Corporate Communications 312-394-7189
Exelon Announces First Quarter Results;
Reaffirms Full-Year 2007 Operating Earnings Guidance;
Illinois Legislative and ComEd Financial Challenges Continue
CHICAGO (April 25, 2007) — Exelon Corporation’s (Exelon) first quarter 2007 consolidated earnings prepared in accordance with GAAP were $691 million, or $1.02 per diluted share, compared with earnings of $400 million, or $0.59 per diluted share, in the first quarter of 2006.
Exelon’s adjusted (non-GAAP) operating earnings for the first quarter of 2007 were $722 million, or $1.07 per diluted share, compared with $420 million, or $0.62 per diluted share, for the same period in 2006. The increase in adjusted (non-GAAP) operating earnings per share was primarily due to higher margins on energy sales at Exelon Generation Company, LLC (Generation), higher nuclear output reflecting fewer outage days, the effects of favorable weather conditions as compared with last year in the Commonwealth Edison Company (ComEd) and PECO Energy Company (PECO) service territories, and a PJM billing settlement with PPL Electric (PPL). These positive factors were partially offset by significantly lower net income at ComEd primarily due to the end of its nine-year regulatory transition period, and higher operating and maintenance expense and increased depreciation and amortization across Exelon’s operating companies, including the scheduled higher competitive transition charge (CTC) amortization at PECO.
A non-GAAP financial measure, adjusted (non-GAAP) operating earnings for the first quarter of 2007 do not include the following items that are included in reported GAAP earnings (all after tax):
•	Mark-to-market losses of $69 million, or $0.10 per diluted share, primarily from Generation’s economic hedging activities.

•	Earnings of $24 million, or $0.03 per diluted share, associated with investments in synthetic fuel-producing facilities, including the impact of mark-to-market losses associated with the related derivatives.

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•	A gain of $9 million, or $0.01 per diluted share, related to the sale of Generation’s 49.5 percent ownership interests in Termoeléctrica del Golfo (TEG) and Termoeléctrica Peñoles (TEP), two generating facilities in Mexico.

•	A gain of $5 million, or $0.01 per diluted share, associated with the settlement of a tax matter at Generation related to its previous investment in Sithe Energies, Inc. (Sithe).
Adjusted (non-GAAP) operating earnings for the first quarter of 2006 do not include the following items that are included in reported GAAP earnings (all after tax):
•	Mark-to-market losses of $19 million, or $0.03 per diluted share, from economic hedging activities.

•	Earnings of $13 million, or $0.02 per diluted share, associated with investments in synthetic fuel-producing facilities, including the impact of mark-to-market losses associated with the related derivatives.

•	Charges of $9 million, or $0.01 per diluted share, related to certain integration costs associated with the now terminated merger with Public Service Enterprise Group Incorporated (PSEG).

•	Charges of $5 million, or $0.01 per diluted share, associated with the settlement of a tax matter at Generation related to its previous investment in Sithe and severance and severance-related costs recorded at Exelon during the period.
2007 Earnings Outlook
Exelon affirmed its adjusted (non-GAAP) operating earnings guidance range for 2007 of $4.00 to $4.30 per share. The following table indicates guidance ranges by operating company contribution to 2007 adjusted (non-GAAP) operating earnings per Exelon share, excluding Exelon holding company.

Generation:	$3.40 to $3.60
ComEd:	$0.10 to $0.20
PECO:	$0.60 to $0.65
The outlook for 2007 adjusted (non-GAAP) operating earnings for Exelon and its subsidiaries excludes the following items:
•	mark-to-market adjustments from economic hedging activities

•	investments in synthetic fuel-producing facilities

•	significant impairments of intangible assets, including goodwill

•	significant changes in decommissioning obligation estimates

•	other unusual items

•	any future changes to GAAP

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Giving consideration to these factors, Exelon estimates GAAP earnings in 2007 will fall in the range of $4.10 to $4.40 per share. Both Exelon’s operating earnings and GAAP earnings guidance are based on the assumption of normal weather and exclude any impact of the possible outcome of legislation and settlement discussions in Illinois, beyond the $44 million that ComEd has recently proposed in rate relief programs for its customers in 2007.
Beginning in 2007, earnings per share reflect a change in Exelon’s quarterly earnings profile, which will result in a slightly different distribution than in prior years. Earnings will be more equally distributed quarter to quarter due to several factors, including the end of ComEd’s power purchase agreement (PPA) with Generation and the timing and increased volume of energy sales into the wholesale market. As previously disclosed, Exelon expects the quarterly operating earnings per share distribution ranges of total earnings for the balance of 2007 to be as follows:
•	Second Quarter: 21 to 24 percent

•	Third Quarter: 26 to 29 percent

•	Fourth Quarter: 23 to 26 percent
First Quarter and Recent Highlights
•	Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station operated by PSEG Nuclear LLC, produced 35,357 GWhs in the first quarter of 2007, compared with 33,491 GWhs in the first quarter of 2006. The Exelon-operated nuclear plants achieved a 96.4 percent capacity factor for the first quarter of 2007 compared with 91.0 percent for the first quarter of 2006. The Exelon-operated nuclear plants completed one scheduled refueling outage and began a second in the first quarter of 2007 (40 days), compared with completing three and beginning a fourth refueling outage in the first quarter of 2006 (79 days). There was one non-refueling outage day in the first quarter of 2007 versus 25 days in 2006. The co-owned Salem Generating Station began a scheduled refueling outage in the first quarter of 2007 and did not have a scheduled refueling outage in the first quarter of 2006. “Nuclear’s strong production, based in part on LaSalle unit 2 achieving the second-longest continuous operating run of any light water reactor in the world (exceeded only by LaSalle unit 1), resulted in record high generation for the quarter and demonstrates the pay-off of our sustained focus on equipment reliability,” said Chris Crane, Exelon Nuclear president and chief nuclear officer.

•	Fossil and Hydro Operations: Generation’s fossil fleet commercial availability was 92.8 percent in the first quarter of 2007, compared with 93.0 percent in the first quarter of 2006. The equivalent availability factor for the hydro facilities was 99.1 percent in the first quarter of 2007, compared with 97.0 percent in the first quarter of 2006, primarily due to fewer planned outages in 2007 compared to 2006.

•	Reliability Pricing Model (RPM) Auction: In December 2006, the Federal Electric Regulatory Commission (FERC) approved a new RPM capacity market for PJM. RPM is designed to procure capacity on a three-year forward basis and compensate those capacity resources based on the locational need for that capacity. In early April 2007, PJM conducted the first auction under this new market design. Exelon’s generation located within the PJM footprint was bid into this auction. The payments based on the locational clearing prices that will be received as a result of

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the auction may be offset by forward sales and bilateral contracts made against Generation’s generating portfolio prior to the auction. The results of the first RPM auction, for capacity during the June 1, 2007 to May 31, 2008 time period, are as follows:
• Eastern Mid-Atlantic Area Council (MAAC): $197.67/MW-day

• Southwest MAAC: $188.54/MW-day

• Rest of Market: $40.80/MW-day

This month’s auction is only the first of three auctions that will be held in 2007. The next auction will be conducted in July 2007, and will procure capacity for the period June 2008 through May 2009. The third auction will be conducted in October 2007, and will procure capacity for the period June 2009 through May 2010. The last of these transitional auctions will occur in January 2008 for the period June 2010 to May 2011. Subsequent auctions will take place 36 months ahead of the scheduled delivery year. “RPM will compensate our generators for our investment in long-term reliability both in the East and Midwest,” said Ian McLean, president of Exelon Power Team. “RPM will send a more timely signal to the market about the need for new generation and better enable resource owners to plan on a forward-looking basis.”

•	ComEd Regulatory Recovery Plan: Beginning in 2007, ComEd completed its transition to a wires-only transmission and distribution company. In the first quarter of 2007, ComEd reported adjusted (non-GAAP) operating earnings of $5 million, or $0.01 per Exelon share, as compared with $61 million, or $0.09 per Exelon share, in the same quarter last year. This decrease was primarily due to the end of its regulatory transition period. If ComEd continues to recover all of its purchased power costs, which are a direct pass-through to its customers with no mark-up, it will still earn insufficient financial returns in 2007. This is primarily due to the impact of regulatory lag associated with ComEd’s inability to fully recover current-year cost levels as its 2006 delivery service rate case was based on an adjusted 2004 test year and cost levels. In order to secure fair and reasonable rate treatment and future adequate returns, ComEd is implementing a regulatory recovery plan. As part of this plan, ComEd expects to file periodic rate case proceedings, including a delivery services rate case that is expected late in the second quarter of 2007. In addition, a transmission rate case was filed with FERC on March 1, 2007.

•	Illinois Rate Freeze Proposals and ComEd Customer Relief Programs: On March 6, 2007, the Illinois House of Representatives (House) passed a rate freeze extension bill (HB 1750) that, if enacted into law, would roll back the current electricity rates of ComEd and other Illinois utilities to rates that were in effect prior to 2007, causing significant financial distress and threatening the ability to deliver reliable electric service and potentially costing customers more in the long run. Following passage in the House, the bill moved to the Illinois State Senate (Senate) for consideration and was referred to the Rules Committee. The Senate Environment and Energy Committee (Senate Committee) recommended adoption of its own rate freeze extension bill (SB 1592), that if enacted into law, would roll back rates of certain Illinois utilities, excluding ComEd, for a period of at least one year. On March 22, 2007, the Senate Committee approved for consideration by the full Senate an amendment that would make the legislation applicable to all Illinois utilities, including ComEd. ComEd and other interested parties have been actively engaged in discussions with members of the Illinois General Assembly and other leaders to explore alternatives to rate freeze legislation that would provide financial assistance for Illinois electric customers with unusually high electric bills and other customers in need of financial assistance. On April 20, 2007, the full Senate passed SB 1592

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without the amendment to include ComEd. SB 1592 will now move to the House for consideration where it could be voted on as it stands or amended to include ComEd and then voted on. If amended and passed by the full House, SB 1592 would need to be sent back to the Senate for reconsideration. If HB 1750 or an amended SB 1592 is passed into law, a rate freeze extension could cause ComEd to lose $1.4 billion or more annually — or $4 million per day — and put ComEd in financial distress and on the path to potential bankruptcy with devastating consequences for Illinois and consumers of electricity. Furthermore, ComEd believes that such a law will violate Federal law and the U.S. Constitution, and ComEd is prepared to challenge the rate freeze legislation in court.

To become law, legislation must be passed by the House and Senate and signed by the Governor of Illinois (Governor). The Governor has previously expressed support for rate freeze legislation. The ultimate outcome of discussions of alternatives to rate freeze legislation, the legislative process, and the coverage or content of any legislation that may be adopted are all uncertain.

ComEd plans to move forward with its customer relief programs provided that no rate rollback and freeze legislation applicable to ComEd is enacted into law. On April 23, 2007, ComEd announced it is preparing to implement a new $64 million relief package for its customers most impacted by its January rate increase. Relief would come in the form of bill credits, grants, weatherization funds and energy efficiency programs. Inclusive of ComEd’s funding of its Customers’ Affordable Reliable Energy (CARE) initiative described below, ComEd anticipates that these customer rate relief programs may cost approximately $44 million in 2007 and approximately $20 million in additional funds during 2008 and 2009 combined.

ComEd has already taken a number of steps to help customers transition to new rates such as the rate stabilization program discussed below. Last summer, ComEd began an education campaign to inform its customers about higher rates that would reflect the real cost of electricity. Additionally, the company created CARE, an initiative that includes energy efficiency education and assistance programs for low-income customers, working families and seniors. ComEd has spent approximately $12 million for CARE-related programs since its inception, including $3 million during the three months ended March 31, 2007. More information is available at www.ComEdCARE.com.

•	ComEd Residential Rate Stabilization Program: In January 2007, as part of its CARE package, ComEd launched the rate stabilization program approved by the ICC that allows residential customers the choice to limit the impact of any rate increases over the next three years. The program has an “opt-in” feature that gives customers the choice to participate, beginning with the April 2007 billing period. The enrollment window runs through August 22, 2007. Under the program, residential customers choosing to participate would see average annual rate increases capped at 10 percent in 2007, 2008 and 2009. Costs that exceed the cap would be deferred and charged to customers over the following three years, 2010 to 2012. A carrying charge at a below-market rate of 3.25 percent per year will be assessed to participants to partially cover ComEd’s cost of financing the program. A provision of the program provides that it would terminate if ComEd’s senior secured credit ratings from two of the three major credit rating agencies fall below investment grade. This ratings test was changed by ComEd voluntarily through a filing with the ICC. It was previously based on the senior unsecured rating. However, the fact that ComEd’s senior unsecured debt is rated below investment grade by all

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three agencies is not reflective of ComEd’s ability to support the program but instead largely relates to legislative and political risk. As of March 31, 2007, approximately 34,000 or 1 percent of ComEd’s residential customers have enrolled in the program.

•	ComEd Transmission Rate Case: On March 1, 2007, ComEd filed a request with FERC, seeking approval to increase the rate it receives for transmission services. The proposed $147 million increase in the annual revenue requirement would raise an average residential customer bill by about 1.5 percent. ComEd is requesting that the new transmission rate, if accepted by FERC, be effective May 2007. ComEd is proposing that FERC approve a formula to calculate future transmission charges, updated annually to assure that under this rate customers pay the actual costs of providing transmission services. ComEd’s transmission rate was last updated in 2003. Between 2003 and the end of 2007, ComEd will have invested over $800 million in transmission-related plant to meet increasing demand and improve reliability.

•	ComEd Rate Design Investigation: On March 2, 2007, the ICC voted to initiate investigations into ComEd’s and the Ameren Corporation utilities’ rate designs, particularly for residential and residential space-heating customers. The investigation was prompted by hearings before the Illinois House Committee of the Whole that took place in February 2007, where House Representatives and customers spoke of extreme and unexpected rate increases that took effect in January 2007. The vast majority of situations noted related to Ameren customers. The ICC specified that the investigation would not look to the overall level of rates, which has just recently been set, but only to the allocation among the various customer groups. A final ICC order is expected by September 2007, which would allow implementation of changes, if any, prior to the next winter heating season.

•	Illinois Attorney General Complaint: On March 15, 2007, the Illinois Attorney General filed a complaint with FERC alleging that the prices to all suppliers resulting from the Illinois auction are unjust and unreasonable under the Federal Power Act and that the suppliers colluded in the course of the auction. The outcome of these proceedings is uncertain, but Exelon and Generation each believes the claims to be completely false and each intends to vigorously oppose these claims. FERC ruled in December 2005, in response to an application filed by ComEd and Generation, that the then-proposed Illinois auction process met its principles concerning the procurement of wholesale electric power through a competitive process and that the proposed standard agreements under which Generation would provide electricity to ComEd if it were one of the winning bidders in the auction would be acceptable to FERC. In December 2006, the ICC staff issued a public report indicating that the first Illinois auction “was conducted in a transparent, equitable and highly professional manner.” Other claims by the Illinois Attorney General’s office relating to the auction have been repeatedly rejected by state and federal regulators as well as the courts.

•	PECO Alternative Energy Portfolio Standards (AEPS) Filing: On March 19, 2007, PECO filed a petition with the Pennsylvania Public Utility Commission (PAPUC), taking the first step in fulfilling the AEPS requirements enacted in 2004. The AEPS legislation requires that, by 2011, 3.5 percent of the energy consumed by PECO customers be provided through renewable resources — such as wind, methane gas and biomass. With a required 1/2 percent annual increase in its renewable requirement, by 2020 PECO must ensure that renewable resources make up a total of 8 percent of the energy consumed by customers. PECO plans to meet its initial requirements now by purchasing the equivalent of up to 240 megawatts (up to 450,000 megawatt

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hours per year) of alternative energy credits for five years. These credits are sold by renewable energy generators on a one-to-one basis each time one megawatt hour of renewable energy is produced. If approved by the PAPUC, PECO would be the first utility in the state to take action, continuing to demonstrate the company’s environmental leadership. It is estimated that the total impact of this requirement on a customer’s monthly energy bill beginning in 2011 would be less than 1 percent.

•	Financing Activities: In March 2007, ComEd issued $300 million of 5.90% First Mortgage Bonds due 2036. The proceeds of the bonds were used to refinance borrowings under its revolving credit facility, repay short-term debt and for other general corporate purposes. In addition, PECO issued $175 million of 5.70% First Mortgage Bonds due 2037. The proceeds of the bond issue were used to refinance short-term indebtedness and for other general corporate purposes.

•	Credit Rating Actions: On March 9, 2007, Fitch Ratings (Fitch) downgraded the debt ratings of ComEd’s senior secured debt, senior unsecured debt and commercial paper. The ratings remain on Ratings Watch Negative. The rating action reflects Fitch’s concerns regarding the continued legislative efforts in Illinois to freeze rates and the prospects for adequate and timely cost recovery through future rate increases.

On March 26, 2007, Moody’s Investor Service downgraded ComEd’s senior unsecured debt and commercial paper due to continued regulatory and political uncertainty in Illinois. ComEd’s long-term ratings remain under review for a possible downgrade.

The credit ratings and outlook for Exelon, Generation and PECO remain unchanged.

•	Sale of Mexican Plants: On February 9, 2007, a subsidiary of Generation closed the sale of its 49.5 percent ownership interests in TEG and TEP to a subsidiary of AES Corporation for $95 million in cash plus certain purchase price adjustments. TEG and TEP are each approximately 230 MW petcoke-fired generating facilities located in Tamuín, Mexico.

•	Tenaska Tolling Agreement with Georgia Power: On April 4, 2007, Generation agreed to sell its rights to 942 megawatts of capacity, energy, and ancillary services supplied from its existing long-term contract with Tenaska Georgia Partners, LP (Tenaska) through a tolling agreement with Georgia Power, a subsidiary of Southern Company, commencing June 1, 2010 and lasting for 15 or 20 years. The transaction between Generation and Georgia Power is subject to approval by the Georgia Public Service Commission (GPSC). Upon approval of the transaction by the GPSC, expected during the third quarter of 2007, Generation will recognize a non-cash after-tax loss of up to approximately $75 million. The transaction provides Generation approximately $43 million in annual revenue in the form of capacity payments over the term of the tolling agreement.
OPERATING COMPANY RESULTS
Exelon Generation consists of Exelon’s electric generation operations, power marketing and trading functions, and competitive retail sales.

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First quarter 2007 net income was $560 million compared with $268 million in the first quarter of 2006. First quarter 2007 net income included (all after tax) mark-to-market losses of $69 million, a gain of $9 million related to the sale of its investments in TEG and TEP and earnings of $5 million associated with the settlement of a tax matter related to its previous investment in Sithe. First quarter 2006 net income included (all after tax) mark-to-market losses of $13 million, a charge of $4 million associated with the settlement of a tax matter related to its previous investment in Sithe and expenses of $4 million related to certain integration costs associated with the now terminated merger with PSEG. Excluding the impact of these items, Generation’s net income of $615 million in the first quarter of 2007 increased $326 million compared with the same quarter last year, primarily due to higher revenue, net of purchased power and fuel expense, and decreased operating and maintenance expense as lower nuclear refueling outage expense more than offset inflationary cost pressures.
Generation’s revenue, net of purchased power and fuel expense, increased by $485 million in the first quarter of 2007 compared with the first quarter of 2006 excluding the mark-to-market impact in both years. The increase in revenue, net of purchased power and fuel expense, was driven by higher average margins primarily due to the end of the below-market price PPA with ComEd at year-end 2006, higher nuclear output reflecting fewer outage days, the contractual increase in the prices associated with Generation’s PPA with PECO and a PJM billing settlement with PPL. Generation’s average realized margin on all electric sales, including sales to affiliates and excluding trading activity, was $36.61 per MWh in the first quarter of 2007 compared with $27.42 per MWh in the first quarter of 2006.
ComEd consists of the retail and wholesale electricity transmission and distribution operations in northern Illinois.
ComEd recorded net income in the first quarter of 2007 of $5 million, a substantial reduction from net income of $54 million in the first quarter of 2006. First quarter 2006 net income included (all after tax) unrealized mark-to-market losses of $6 million from economic hedging activities at ComEd and expenses of $1 million related to certain integration costs associated with the now terminated merger with PSEG. Excluding the impact of these items, ComEd’s net income in the first quarter of 2007 decreased $56 million compared with the same quarter last year, primarily due to the end of its regulatory transition period and associated transition revenues, the end of its below-market price PPA with Generation in 2006, and higher operating and maintenance expense primarily due to wages and benefits, partially offset by the effects of favorable weather and an ICC-authorized increase in delivery service rates.
In the ComEd service territory in the first quarter of 2007, heating degree-days were up 15 percent relative to the same period in 2006, but were 4 percent below normal. ComEd’s total retail kWh deliveries increased 4 percent in 2007 as compared with 2006, with a 4 percent increase in deliveries to the residential customer class, largely due to favorable weather. ComEd’s first quarter 2007 revenues were $1,490 million, up 4 percent from $1,426 million in 2006 primarily due to higher prices, particularly for electricity. For ComEd, weather had a favorable after-tax impact of $8 million on first quarter 2007 earnings relative to 2006 and had an unfavorable after-tax impact of $1 million relative to normal weather, which was incorporated in earnings guidance.
The number of customers being served in the ComEd region has increased 1.1 percent since the first quarter of 2006, and weather-normalized kWh retail deliveries increased 1.5 percent compared with the first quarter of 2006.

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PECO consists of the retail electricity transmission and distribution operations and the retail natural gas distribution business in southeastern Pennsylvania.
PECO’s net income in the first quarter of 2007 was $128 million, an increase from net income of $93 million in the first quarter of 2006. First quarter 2006 net income included (all after-tax) expenses of $4 million related to certain integration costs associated with the now terminated merger with PSEG and severance charges of $1 million. Excluding the impact of these items, PECO’s net income in the first quarter of 2007 increased $30 million compared with the same quarter last year primarily due to higher revenues, net of purchased power and fuel expense, partially offset by higher CTC amortization. The increase in CTC amortization expense is in accordance with PECO’s 1998 restructuring settlement with the PAPUC.
In the PECO service territory in the first quarter of 2007, heating degree-days were up 15 percent from 2006, but were 2 percent below normal. PECO’s total electric retail kWh deliveries increased 6 percent, with residential deliveries up 7 percent. Total gas retail deliveries were up 16 percent from the 2006 period. PECO’s first quarter 2007 revenues were $1,500 million, up from $1,407 million in 2006, primarily due to the effects of favorable weather and an authorized electric generation rate increase under the 1998 restructuring settlement, partially offset by a decrease in average gas rates effective through PAPUC-approved changes to the purchased gas adjustment clause. For PECO, weather had a favorable after-tax impact of $17 million on first quarter 2007 earnings relative to 2006 and an unfavorable after-tax impact of $1 million relative to normal weather, which was incorporated in earnings guidance.
The number of electric customers being served in the PECO region has increased 0.1 percent since the first quarter of 2006, with weather-normalized kWh growth of 2.7 percent compared with the first quarter of 2006.
Adjusted (non-GAAP) Operating Earnings
Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations and mark-to-market adjustments from economic hedging activities, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliations of GAAP to adjusted (non-GAAP) operating earnings for historical periods are attached. Additional earnings release attachments, which include the reconciliations on pages 7 and 8, are posted on Exelon’s Web site: www.exeloncorp.com and have been filed with the Securities and Exchange Commission on Form 8-K on April 25, 2007.
Conference call information: Exelon has scheduled a conference call for 10 AM ET (9 AM CT) on April 25, 2007. The call-in number in the U.S. is 800-632-2975, and the international call-in number is 973-935-8755. No password is required. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon’s Web site: www.exeloncorp.com. (Please select the Investor Relations page.)
Telephone replays will be available until May 9. The U.S. call-in number for replays is 877-519-4471, and the international call-in number is 973-341-3080. The confirmation code is 8629052.

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This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2006 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon’s First Quarter 2007 Quarterly Report on Form 10-Q (to be filed on April 25, 2007) in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 13; and (3) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Companies). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. None of the Companies undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this news release.
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Exelon Corporation is one of the nation’s largest electric utilities with approximately 5.4 million customers and more than $15 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5.4 million customers in Illinois and Pennsylvania and natural gas to more than 480,000 customers in southeastern Pennsylvania. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

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EXELON CORPORATION
Earnings Release Attachments
Table of Contents

Consolidating Statements of Operations — Three Months Ended March 31, 2007 and 2006	1
Business Segment Comparative Statements of Operations — Generation and ComEd — Three Months Ended March 31, 2007 and 2006	2
Business Segment Comparative Statements of Operations — PECO and Other — Three Months Ended March 31, 2007 and 2006	3
Consolidated Balance Sheets — March 31, 2007 and December 31, 2006	4
Consolidated Statements of Cash Flows — Three Months Ended March 31, 2007 and 2006	5
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations — Exelon — Three Months Ended March 31, 2007 and 2006	6
Reconciliation of Adjusted (non-GAAP) Operating Earnings Per Diluted Share to GAAP Earnings Per Diluted Share — Three Months Ended March 31, 2007 and 2006	7
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment — Three Months Ended March 31, 2007 and 2006	8
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations — Generation — Three Months Ended March 31, 2007 and 2006	9
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations — ComEd — Three Months Ended March 31, 2007 and 2006	10
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations — PECO — Three Months Ended March 31, 2007 and 2006	11
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations — Other — Three Months Ended March 31, 2007 and 2006	12
Exelon Generation Statistics — Three Months Ended March 31, 2007, December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006	13
ComEd Sales Statistics — Three Months Ended March 31, 2007 and 2006	14
PECO Sales Statistics — Three Months Ended March 31, 2007 and 2006	15

EXELON CORPORATION
Consolidating Statements of Operations
(unaudited)
(in millions)

	Three Months Ended March 31, 2007
					Exelon
	Generation	ComEd	PECO	Other	Consolidated
Operating revenues	$2,703	$1,490	$1,500	$(864)	$4,829

Operating expenses
Purchased power	594	968	544	(861)	1,245
Fuel	471	—	299	—	770
Operating and maintenance	639	244	148	27	1,058
Depreciation and amortization	67	107	185	10	369
Taxes other than income	41	80	71	4	196

Total operating expenses	1,812	1,399	1,247	(820)	3,638

Operating income (loss)	891	91	253	(44)	1,191

Other income and deductions
Interest expense, net	(35)	(83)	(62)	(33)	(213)
Equity in earnings (losses) of unconsolidated affiliates and investments	2	(2)	(2)	(24)	(26)
Other, net	32	2	5	24	63

Total other income and deductions	(1)	(83)	(59)	(33)	(176)

Income (loss) from continuing operations before income taxes	890	8	194	(77)	1,015

Income taxes	335	3	66	(70)	334

Income (loss) from continuing operations	555	5	128	(7)	681

Income from discontinued operations	5	—	—	5	10

Net income (loss)	$560	$5	$128	$(2)	$691

	Three Months Ended March 31, 2006
					Exelon
	Generation	ComEd	PECO	Other	Consolidated
Operating revenues	$2,220	$1,426	$1,407	$(1,192)	$3,861

Operating expenses
Purchased power	363	862	487	(1,187)	525
Fuel	611	—	326	—	937
Operating and maintenance	668	216	148	(8)	1,024
Depreciation and amortization	67	98	171	27	363
Taxes other than income	43	81	65	5	194

Total operating expenses	1,752	1,257	1,197	(1,163)	3,043

Operating income (loss)	468	169	210	(29)	818

Other income and deductions
Interest expense, net	(43)	(76)	(69)	(36)	(224)
Equity in losses of unconsolidated affiliates and investments	(3)	(3)	(3)	(30)	(39)
Other, net	7	1	3	34	45

Total other income and deductions	(39)	(78)	(69)	(32)	(218)

Income (loss) from continuing operations before income taxes	429	91	141	(61)	600

Income taxes	161	37	48	(45)	201

Income (loss) from continuing operations	268	54	93	(16)	399

Income from discontinued operations	—	—	—	1	1

Net income (loss)	$268	$54	$93	$(15)	$400

EXELON CORPORATION
Business Segment Comparative Statements of Operations
(unaudited)
(in millions)

	Generation
	Three Months Ended March 31,
	2007	2006	Variance
Operating revenues	$2,703	$2,220	$483

Operating expenses
Purchased power	594	363	231
Fuel	471	611	(140)
Operating and maintenance	639	668	(29)
Depreciation and amortization	67	67	—
Taxes other than income	41	43	(2)

Total operating expenses	1,812	1,752	60

Operating income	891	468	423

Other income and deductions
Interest expense, net	(35)	(43)	8
Equity in earnings (losses) of investments	2	(3)	5
Other, net	32	7	25

Total other income and deductions	(1)	(39)	38

Income before income taxes	890	429	461

Income taxes	335	161	174

Income from continuing operations	555	268	287

Income from discontinuing operations	5	—	5

Net income	$560	$268	$292

	ComEd
	Three Months Ended March 31,
	2007	2006	Variance
Operating revenues	$1,490	$1,426	$64

Operating expenses
Purchased power	968	862	106
Operating and maintenance	244	216	28
Depreciation and amortization	107	98	9
Taxes other than income	80	81	(1)

Total operating expenses	1,399	1,257	142

Operating income	91	169	(78)

Other income and deductions
Interest expense, net	(83)	(76)	(7)
Equity in losses of unconsolidated affiliates	(2)	(3)	1
Other, net	2	1	1

Total other income and deductions	(83)	(78)	(5)

Income (loss) before income taxes	8	91	(83)

Income taxes	3	37	(34)

Net income	$5	$54	$(49)

EXELON CORPORATION
Business Segment Comparative Statements of Operations
(unaudited)
(in millions)

	PECO
	Three Months Ended March 31,
	2007	2006	Variance
Operating revenues	$1,500	$1,407	$93

Operating expenses
Purchased power	544	487	57
Fuel	299	326	(27)
Operating and maintenance	148	148	—
Depreciation and amortization	185	171	14
Taxes other than income	71	65	6

Total operating expenses	1,247	1,197	50

Operating income	253	210	43

Other income and deductions
Interest expense, net	(62)	(69)	7
Equity in losses of unconsolidated affiliates	(2)	(3)	1
Other, net	5	3	2

Total other income and deductions	(59)	(69)	10

Income before income taxes	194	141	53

Income taxes	66	48	18

Net income	$128	$93	$35

	Other (a)
	Three Months Ended March 31,
	2007	2006	Variance
Operating revenues	$(864)	$(1,192)	$328

Operating expenses
Purchased power	(861)	(1,187)	326
Fuel	—	—	—
Operating and maintenance	27	(8)	35
Depreciation and amortization	10	27	(17)
Taxes other than income	4	5	(1)

Total operating expenses	(820)	(1,163)	343

Operating loss	(44)	(29)	(15)

Other income and deductions
Interest expense, net	(33)	(36)	3
Equity in losses of unconsolidated affiliates and investments	(24)	(30)	6
Other, net	24	34	(10)

Total other income and deductions	(33)	(32)	(1)

Loss from continuing operations before income taxes	(77)	(61)	(16)

Income taxes	(70)	(45)	(25)

Loss from continuing operations	(7)	(16)	9

Income from discontinued operations	5	1	4

Net loss	$(2)	$(15)	$13

(a) Other includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, Enterprises and other financing and investment activities, including investments in synthetic fuel-producing facilities.

EXELON CORPORATION
Consolidated Balance Sheets
(unaudited)
(in millions)

	March 31,	December 31,
	2007	2006
Current assets
Cash and cash equivalents	$380	$224
Restricted cash and investments	49	58
Accounts receivable, net
Customer	2,077	1,747
Other	400	462
Mark-to-market derivative assets	506	1,418
Inventories, at average cost
Fossil fuel	176	300
Materials and supplies	422	431
Deferred income taxes	133	—
Other	668	352

Total current assets	4,811	4,992

Property, plant and equipment, net	23,133	22,775

Deferred debits and other assets
Regulatory assets	5,629	5,808
Nuclear decommissioning trust funds	6,540	6,415
Investments	733	810
Goodwill	2,641	2,694
Mark-to-market derivative assets	152	171
Other	1,072	654

Total deferred debits and other assets	16,767	16,552

Total assets	$44,711	$44,319

Liabilities and shareholders’ equity
Current liabilities
Commercial paper and notes payable	$636	$305
Long-term debt due within one year	383	248
Long-term debt to ComEd Transitional Funding Trust and PECO Energy Transition Trust due within one year	697	581
Accounts payable	1,251	1,382
Mark-to-market derivative liabilities	757	1,015
Accrued expenses	987	1,180
Other	811	1,084

Total current liabilities	5,522	5,795

Long-term debt	9,045	8,896
Long-term debt to ComEd Transitional Funding Trust and PECO Energy Transition Trust	2,066	2,470
Long-term debt to other financing trusts	545	545

Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	5,114	5,340
Asset retirement obligations	3,837	3,780
Pension obligations	731	747
Non-pension postretirement benefits obligations	1,848	1,817
Spent nuclear fuel obligation	962	950
Regulatory liabilities	3,140	3,025
Mark-to-market derivative liabilities	217	78
Other	1,481	782

Total deferred credits and other liabilities	17,330	16,519

Total liabilities	34,508	34,225

Preferred securities of subsidiaries	87	87

Shareholders’ equity
Common stock	8,467	8,314
Treasury stock, at cost	(667)	(630)
Retained earnings	3,805	3,426
Accumulated other comprehensive loss	(1,489)	(1,103)

Total shareholders’ equity	10,116	10,007

Total liabilities and shareholders’ equity	$44,711	$44,319

EXELON CORPORATION
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Three Months Ended
	March 31,
	2007	2006
Cash flows from operating activities
Net income	$691	$400
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel	533	524
Deferred income taxes and amortization of investment tax credits	(75)	(35)
Net realized and unrealized mark-to-market and hedging transactions	116	21
Other non-cash operating activities	170	176
Changes in assets and liabilities:
Accounts receivable	(295)	253
Inventories	141	65
Accounts payable, accrued expenses and other current liabilities	(200)	(454)
Counterparty collateral asset	(101)	146
Counterparty collateral liability	(246)	(41)
Income taxes	319	35
Pension and non-pension postretirement benefit contributions	(20)	(15)
Other assets and liabilities	(365)	(227)

Net cash flows provided by operating activities	668	848

Cash flows from investing activities
Capital expenditures	(672)	(613)
Proceeds from nuclear decommissioning trust fund sales	945	932
Investment in nuclear decommissioning trust funds	(1,007)	(1,000)
Proceeds from sale of investments	95	—
Change in restricted cash	9	5
Other investing activities	(29)	(37)

Net cash flows used in investing activities	(659)	(713)

Cash flows from financing activities
Issuance of long-term debt	460	320
Retirement of long-term debt	(179)	(16)
Retirement of long-term debt to financing affiliates	(264)	(215)
Change in short-term debt	331	30
Dividends paid on common stock	(296)	(267)
Proceeds from employee stock plans	98	81
Purchase of treasury stock	(37)	(54)
Other financing activities	34	20

Net cash flows provided by (used in) financing activities	147	(101)

Increase in cash and cash equivalents	156	34
Cash and cash equivalents at beginning of period	224	140

Cash and cash equivalents at end of period	$380	$174

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations
(unaudited)
(in millions, except per share data)

	Three Months Ended March 31, 2007				Three Months Ended March 31, 2006
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$4,829	$1	(b)	$4,830	$3,861	$10	(b)	$3,871
Operating expenses
Purchased power	1,245	(161)	(b)	1,084	525	38	(b)	563
Fuel	770	46	(b)	816	937	(60)	(b)	877
Operating and maintenance	1,058	(33)	(c)	1,025	1,024	(9)	(c),(d),(g)	1,015
Depreciation and amortization	369	—		369	363	(21)	(c),(d)	342
Taxes other than income	196	—		196	194	—		194

Total operating expenses	3,638	(148)		3,490	3,043	(52)		2,991

Operating income	1,191	149		1,340	818	62		880

Other income and deductions
Interest expense	(213)	2	(c)	(211)	(224)	9	(c),(f)	(215)
Equity in losses of unconsolidated affiliates and investments	(26)	24	(c)	(2)	(39)	30	(c)	(9)
Other, net	63	(35)	(c),(e)	28	45	(26)	(c),(d)	19

Total other income and deductions	(176)	(9)		(185)	(218)	13		(205)

Income from continuing operations before income taxes	1,015	140		1,155	600	75		675
Income taxes	334	104	(b),(c),(e)	438	201	55	(b),(c),(d),(f),(g)	256

Income from continuing operations	681	36		717	399	20		419
Income (loss) from discontinued operations	10	(5)	(f)	5	1	—		1

Net income	$691	$31		$722	$400	$20		$420

Earnings per average common share
Basic:
Income from continuing operations	$1.01	$0.06		$1.07	$0.60	$0.03		$0.63
Income (loss) from discontinued operations	0.01	(0.01)		—	—	—		—

Net income	$1.02	$0.05		$1.07	$0.60	$0.03		$0.63

Diluted:
Income from continuing operations	$1.01	$0.06		$1.07	$0.59	$0.03		$0.62
Income (loss) from discontinued operations	0.01	(0.01)		—	—	—		—

Net income	$1.02	$0.05		$1.07	$0.59	$0.03		$0.62

Average common shares outstanding
Basic	672			672	669			669
Diluted	677			677	675			675
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market (b)		$(0.10)				$(0.03)
Investments in synthetic fuel-producing facilities (c)		0.03				0.02
Charges associated with Exelon’s now terminated merger with PSEG (d)		—				(0.01)
Sale of Generation’s investments in TEG and TEP (e)		0.01				—
Settlement of a tax matter at Generation related to Sithe (f)		0.01				(0.01)

Total adjustments		$(0.05)				$(0.03)

(a)	Results reported in accordance with accounting principles generally accepted in the United States of America (GAAP).

(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.

(c)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.

(d)	Adjustment to exclude certain costs associated with Exelon’s proposed merger with Public Service Enterprise Group Incorporated (PSEG), which was terminated in September 2006.

(e)	Adjustment to exclude the gain related to the sale of Generation’s ownership interest in Termoeléctrica del Golfo (TEG) and Termoeléctrica Peñoles (TEP).

(f)	Adjustment to exclude the settlement of a tax matter at Generation related to Sithe Energies, Inc. (Sithe).

(g)	Adjustment to exclude severance charges.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings
Per Diluted Share to GAAP Earnings Per Diluted Share
Three Months Ended March 31, 2007 and 2006

2006 GAAP Earnings per Diluted Share	$0.59

2006 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	0.03
Investments in Synthetic Fuel-Producing Facilities (2)	(0.02)
Charges Associated with Exelon’s Now Terminated Merger with PSEG (3)	0.01
Settlement of a Tax Matter at Generation Related to Sithe (4)	0.01

2006 Adjusted (non-GAAP) Operating Earnings	0.62

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market (5)	0.45
ComEd Energy Margins:
Weather (6)	0.01
End of Regulatory Transition Period (7)	(0.10)
Other Energy Delivery (8)	0.05
PECO Energy Margins:
Weather (9)	0.03
Other Energy Delivery (10)	0.02
PJM Settlement (11)	0.04
Pension and Non-Pension Postretirement Benefits Expense (12)	(0.01)
Planned Nuclear Refueling Outages (13)	0.03
Other Operating and Maintenance Expense (14)	(0.05)
Depreciation and Amortization (15)	(0.03)
Other (16)	0.01

2007 Adjusted (non-GAAP) Operating Earnings	1.07

2007 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	(0.10)
Investments in Synthetic Fuel-Producing Facilities (2)	0.03
Sale of Generation’s investments in TEG and TEP (17)	0.01
Settlement of a Tax Matter at Generation Related to Sithe (4)	0.01

2007 GAAP Earnings per Diluted Share	$1.02

(1)	Reflects the mark-to-market impact of Exelon’s economic hedging activities.

(2)	Reflects the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.

(3)	Reflects certain costs incurred in connection with Exelon’s proposed merger with PSEG, which was terminated in September 2006.

(4)	Reflects the settlement of separate tax matters at Generation related to Sithe in 2006 and 2007.

(5)	Reflects higher average margins primarily due to the end of the below-market power purchase agreement (PPA) with ComEd at year-end 2006, higher nuclear output reflecting fewer outage days and the contractual increase in prices associated with Generation’s PPA with PECO.

(6)	Reflects a favorable variance for weather conditions in the ComEd service territory.

(7)	Reflects reduced earnings at ComEd primarily due to the end of ComEd’s regulatory transition period and associated revenues.

(8)	Reflects increased pricing for delivery service at ComEd, increased transmission revenue and higher electric delivery volume (excluding the impact of weather).

(9)	Reflects a favorable variance for weather conditions in the PECO service territory.

(10)	Reflects increased revenues at PECO primarily due to higher electric delivery volume (excluding the impact of weather).

(11)	Reflects the favorable PJM Interconnection, LLC (PJM) billing settlement with PPL Electric (PPL) approved by the Federal Energy Regulatory Commission (FERC).

(12)	Reflects increased pension and non-pension postretirement benefits expense primarily due to changes in actuarial assumptions for 2007.

(13)	Reflects decreased planned nuclear refueling outage costs.

(14)	Primarily reflects labor-related inflation.

(15)	Reflects increased depreciation and amortization primarily due to increased competitive transition charge (CTC) amortization at PECO.

(16)	Reflects a favorable legal settlement related to Exelon Enterprises Company, LLC (Enterprises).

(17)	Reflects the gain related to the sale of Generation’s ownership interest in TEG and TEP.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings
to GAAP Earnings By Business Segment (in millions)
Three Months Ended March 31, 2007 and 2006

	Generation	ComEd	PECO	Other	Exelon

2006 GAAP Earnings (Loss)	$268	$54	$93	$(15)	$400

2006 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	13	6		—	19
Investments in Synthetic Fuel-Producing Facilities (2)	—	—	—	(13)	(13)
Charges Associated with Exelon’s Now Terminated Merger with PSEG (3)	4	1	4	—	9
Severance (4)	—	—	1	—	1
Settlement of a Tax Matter at Generation Related to Sithe (5)	4	—	—	—	4

2006 Adjusted (non-GAAP) Operating Earnings	289	61	98	(28)	420

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market (6)	303	—	—	—	303
ComEd and PECO Energy Margins:
Weather (7)	—	8	17	—	25
End of Regulatory Transition Period (8)	—	(66)	—	—	(66)
Other Energy Delivery (9)	—	26	18	—	44
PJM Settlement (10)	20	—	7	—	27
Pension and Non-Pension Postretirement Benefits Expense (11)	(4)	(2)	—	—	(6)
Planned Nuclear Refueling Outages (12)	22	—	—	—	22
Other Operating and Maintenance Expense (13)	(15)	(16)	(2)	(2)	(35)
Depreciation and Amortization (14)	(2)	(5)	(12)	—	(19)
Other (15)	2	(1)	2	4	7

2007 Adjusted (non-GAAP) Operating Earnings	615	5	128	(26)	722

2007 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	(69)	—	—	—	(69)
Investments in Synthetic Fuel-Producing Facilities (2)	—	—	—	24	24
Sale of Generation’s investments in TEG and TEP (16)	9	—	—	—	9
Settlement of a Tax Matter at Generation Related to Sithe (5)	5	—	—	—	5

2007 GAAP Earnings (Loss)	$560	$5	$128	$(2)	$691

(1)	Reflects the mark-to-market impact of Exelon’s economic hedging activities.

(2)	Reflects the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.

(3)	Reflects certain integration costs incurred in connection with Exelon’s proposed merger with PSEG, which was terminated in September 2006.

(4)	Reflects severance expense.

(5)	Reflects the settlement of separate tax matters at Generation related to Sithe in 2006 and 2007.

(6)	Reflects higher average margins primarily due to the end of the below-market PPA with ComEd at year-end 2006, higher nuclear output reflecting fewer outage days and the contractual increase in prices associated with Generation’s PPA with PECO.

(7)	Reflects favorable variance for weather conditions in the ComEd and PECO service territories.

(8)	Reflects reduced earnings at ComEd primarily due to the end of ComEd’s regulatory transition period and associated revenues.

(9)	Reflects increased pricing for delivery service at ComEd, increased transmission revenue and higher electric delivery volume (excluding the impact of weather).

(10)	Reflects the favorable PJM billing settlement with PPL approved by FERC.

(11)	Reflects increased pension and non-pension postretirement benefits expense primarily due to changes in actuarial assumptions for 2007.

(12)	Reflects decreased planned nuclear refueling outage costs.

(13)	Primarily reflects labor-related inflation.

(14)	Reflects increased depreciation and amortization primarily due to increased CTC amortization at PECO.

(15)	Reflects a favorable legal settlement related to Enterprises.

(16)	Reflects the gain related to the sale of Generation’s ownership interest in TEG and TEP.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to
GAAP Consolidated Statements of Operations
(unaudited)
(in millions)

	Generation
	Three Months Ended March 31, 2007				Three Months Ended March 31, 2006
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$2,703	$—		$2,703	$2,220	$—		$2,220
Operating expenses
Purchased power	594	(161)	(b)	433	363	38	(b)	401
Fuel	471	46	(b)	517	611	(60)	(b)	551
Operating and maintenance	639	—		639	668	(3)	(c)	665
Depreciation and amortization	67	—		67	67	—		67
Taxes other than income	41	—		41	43	—		43

Total operating expenses	1,812	(115)		1,697	1,752	(25)		1,727

Operating income	891	115		1,006	468	25		493

Other income and deductions
Interest expense, net	(35)	—		(35)	(43)	6	(e)	(37)
Equity in earnings (losses) of investments	2	—		2	(3)	—		(3)
Other, net	32	(15)	(d)	17	7	4	(c)	11

Total other income and deductions	(1)	(15)		(16)	(39)	10		(29)

Income before income taxes	890	100		990	429	35		464
Income taxes	335	40	(b),(d)	375	161	14	(b),(c),(e)	175

Income from continuing operations	555	60		615	268	21		289
Income (loss) from discontinued operations	5	(5)	(e)	—	—	—		—

Net income	$560	$55		$615	$268	$21		$289

(a)	Results reported in accordance with GAAP.

(b)	Adjustment to exclude the mark-to-market impact of Generation’s economic hedging activities.

(c)	Adjustment to exclude certain costs associated with Exelon’s merger with PSEG, which was terminated in September 2006.

(d)	Reflects the gain related to the sale of Generation’s ownership interest in TEG and TEP.

(e)	Adjustment to exclude the settlement of tax matters at Generation related to Sithe.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to
GAAP Consolidated Statements of Operations
(unaudited)
(in millions)

	ComEd
	Three Months Ended March 31, 2007			Three Months Ended March 31, 2006
			Adjusted				Adjusted
	GAAP (a)	Adjustments	Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$1,490	—	$1,490	$1,426	$10	(b)	$1,436
Operating expenses
Purchased power	968	—	968	862	—		862
Operating and maintenance	244	—	244	216	(1	)(c)	215
Depreciation and amortization	107	—	107	98	—		98
Taxes other than income	80	—	80	81	—		81

Total operating expenses	1,399	—	1,399	1,257	(1)		1,256

Operating income	91	—	91	169	11		180

Other income and deductions
Interest expense, net	(83)	—	(83)	(76)	—		(76)
Equity in losses of unconsolidated affiliates	(2)	—	(2)	(3)	—		(3)
Other, net	2	—	2	1	—		1

Total other income and deductions	(83)	—	(83)	(78)	—		(78)

Income before income taxes	8	—	8	91	11		102
Income taxes	3	—	3	37	4	(b),(c)	41

Net income	$5	$—	$5	$54	$7		$61

(a)	Results reported in accordance with GAAP.

(b)	Adjustment to exclude the mark-to-market impact of ComEd’s economic hedging activities.

(c)	Adjustment to exclude certain costs associated with Exelon’s merger with PSEG, which was terminated in September 2006.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to
GAAP Consolidated Statements of Operations
(unaudited)
(in millions)

	PECO
	Three Months Ended March 31, 2007			Three Months Ended March 31, 2006
			Adjusted				Adjusted
	GAAP (a)	Adjustments	Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$1,500	$—	$1,500	$1,407	$—		$1,407
Operating expenses
Purchased power	544	—	544	487	—		487
Fuel	299	—	299	326			326
Operating and maintenance	148	—	148	148	(3	)(b),(c)	145
Depreciation and amortization	185	—	185	171	(4	)(b)	167
Taxes other than income	71	—	71	65	—		65

Total operating expenses	1,247	—	1,247	1,197	(7)		1,190

Operating income	253	—	253	210	7		217

Other income and deductions
Interest expense, net	(62)	—	(62)	(69)	—		(69)
Equity in losses of unconsolidated affiliates	(2)	—	(2)	(3)	—		(3)
Other, net	5	—	5	3	—		3

Total other income and deductions	(59)	—	(59)	(69)	—		(69)

Income before income taxes	194	—	194	141	7		148
Income taxes	66	—	66	48	2	(b),(c)	50

Net income	$128	$—	$128	$93	$5		$98

(a)	Results reported in accordance with GAAP.

(b)	Adjustment to exclude certain costs associated with Exelon’s merger with PSEG, which was terminated in September 2006.

(c)	Adjustment to exclude severance expense.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to
GAAP Consolidated Statements of Operations
(unaudited)
(in millions)

	Other
	Three Months Ended March 31, 2007				Three Months Ended March 31, 2006
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$(864)	$—		$(864)	$(1,192)	$—		$(1,192)
Operating expenses
Purchased power	(861)	—		(861)	(1,187)	—		(1,187)
Fuel	—	—		—	—	—		—
Operating and maintenance	27	(33	)(b)	(6)	(8)	(2	)(b)	(10)
Depreciation and amortization	10	—		10	27	(17	)(b)	10
Taxes other than income	4	—		4	5	—		5

Total operating expenses	(820)	(33)		(853)	(1,163)	(19)		(1,182)

Operating income (loss)	(44)	33		(11)	(29)	19		(10)

Other income and deductions
Interest expense, net	(33)	2	(b)	(31)	(36)	3	(b)	(33)
Equity in losses of unconsolidated affiliates and investments	(24)	24	(b)	—	(30)	30	(b)	—
Other, net	24	(20	)(b)	4	34	(30	)(b)	4

Total other income and deductions	(33)	6		(27)	(32)	3		(29)

Income (loss) from continuing operations before income taxes	(77)	39		(38)	(61)	22		(39)
Income taxes	(70)	63	(b)	(7)	(45)	35	(b)	(10)

Loss from continuing operations	(7)	(24)		(31)	(16)	(13)		(29)
Income from discontinued operations	5	—		5	1	—		1

Net loss	$(2)	$(24)		$(26)	$(15)	$(13)		$(28)

(a)	Results reported in accordance with GAAP.

(b)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.

EXELON CORPORATION
Exelon Generation Statistics

	Three Months Ended
	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006
Supply (in GWhs)
Nuclear	35,357	34,810	35,867	35,442	33,491
Purchased Power — Generation	8,683	9,085	13,341	8,101	7,770
Fossil and Hydro	2,994	2,860	3,794	3,148	2,971

Power Team Supply	47,034	46,755	53,002	46,691	44,232

	Three Months Ended
	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006
Electric Sales (in GWhs)
ComEd	5,926	18,173	22,566	18,685	20,309
PECO	10,279	9,383	11,361	9,262	9,615
Market and Retail Sales	30,829	19,199	19,075	18,744	14,308

Total Electric Sales (a) (b)	47,034	46,755	53,002	46,691	44,232

Average Margin ($/MWh)
Average Realized Revenue
ComEd	$64.12	$30.26	$39.31	$35.80	$37.22
PECO	46.70	45.29	47.71	46.32	43.27
Market (c)	53.07	47.76	54.21	50.31	52.14
Total Electric Sales	53.07	40.47	46.47	43.71	43.36

Average Purchased Power and Fuel Cost (d)	$16.46	$15.66	$24.38	$17.28	$15.94

Average Margin (d)	$36.61	$24.81	$22.09	$26.43	$27.42

Around-the-clock Market Prices ($/MWh) (e)
PJM West Hub	$59.82	$41.66	$58.15	$48.07	$56.42
NiHub	44.80	37.77	46.15	39.28	42.48

(a)	Excludes retail gas sales, trading portfolio and other operating revenue.

(b)	Total sales do not include trading volume of 5,101 GWhs, 8,029 GWhs, 8,909 GWhs, 7,769 GWhs and 6,985 GWhs for the three months ended March 31, 2007, December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, respectively.

(c)	Represents wholesale and retail sales that exclude revenues related to tolling agreements of $52 million and $34 million for the three months ended September 30, 2006 and June 30, 2006, respectively.

(d)	Excludes the mark-to-market impact of Generation’s economic hedging activities.

(e)	Represents the average for the quarter.

EXELON CORPORATION
ComEd Sales Statistics
Three Months Ended March 31, 2007 and 2006

	Electric Deliveries (in GWhs)						Revenue (in millions)
	2007		2006		% Change		2007		2006		% Change
Full Service (a)
Residential	7,089		6,797		4.3%		$727		$549		32.4%
Small Commercial & Industrial	4,586		5,319		(13.8%	)	435		388		12.1%
Large Commercial & Industrial	706		2,179		(67.6%	)	61		110		(44.5%	)
Public Authorities	183		601		(69.6%	)	17		36		(52.8%	)

Total Full Service	12,564		14,896		(15.7%	)	1,240		1,083		14.5

PPO (b)
Small Commercial & Industrial	25		1,509		(98.3%	)	2		102		(98.0%	)
Large Commercial & Industrial	31		1,523		(98.0%	)	2		90		(97.8%	)

	56		3,032		(98.2%	)	4		192		(97.9%	)

Delivery Only (c)
Residential	(d	)	(d	)			(d	)	(d	)
Small Commercial & Industrial	3,495		894		n.m.		49		11		n.m.
Large Commercial & Industrial	6,423		2,951		117.7%		63		27		133.3%
Public Authorities & Electric Railroads	153		—		n.m.		1		—		n.m.

	10,071		3,845		161.9%		113		38		197.4%

Total PPO and Delivery Only	10,127		6,877		47.3%		117		230		(49.1%	)

Total Retail	22,691		21,773		4.2%		1,357		1,313		3.4%

Other Revenue (e)							133		113		17.7%

Total Revenues							$1,490		$1,426		4.5%

Purchased Power							$968		$862		12.3%

Heating and Cooling Degree-Days	2007	2006	Normal
Heating Degree-Days	3,148	2,741	3,266
Cooling Degree-Days	6	—	1

(a)	Full service reflects deliveries to customers taking electric service under tariffed rates which include the cost of electricity and the cost of the transmission and distribution of the electricity.

(b)	Revenue from customers choosing ComEd’s power purchase option includes an energy charge at market rates, transmission and distribution charges, and a CTC through December 31, 2006.

(c)	Delivery only service reflects customers electing to receive electricity from a competitive electric generation supplier. Revenue from customers choosing a competitive electric generation supplier includes a distribution charge, and a CTC through December 31, 2006.

(d)	All ComEd customers have the choice to purchase electricity from a competitive electric generation supplier. This choice does not impact the volume of deliveries, but affects revenue collected from customers related to supplied electricity and generation service. As of March 31, 2007, one competitive electric generation supplier had been granted approval to serve residential customers in the ComEd service territory. However, they are not currently supplying electricity to any residential customers.

(e)	Other revenue includes transmission revenue from PJM, sales to municipalities and other wholesale energy sales.

n.m. — Not meaningful

EXELON CORPORATION
PECO Sales Statistics
Three Months Ended March 31, 2007 and 2006

	Electric and Gas Deliveries				Revenue (in millions)
	2007	2006	% Change		2007	2006	% Change
Electric (in GWhs)
Full Service (a)
Residential	3,414	3,198	6.8%		$449	$405	10.9%
Small Commercial & Industrial	2,069	1,883	9.9%		239	209	14.4%
Large Commercial & Industrial	3,907	3,702	5.5%		329	295	11.5%
Public Authorities & Electric Railroads	232	243	(4.5%	)	22	21	4.8%

Total Full Service	9,622	9,026	6.6%		1,039	930	11.7%

Delivery Only (b)
Residential	12	18	(33.3%	)	1	1	0.0%
Small Commercial & Industrial	144	182	(20.9%	)	7	9	(22.2%	)
Large Commercial & Industrial	3	18	(83.3%	)	—	1	(100.0%	)

Total Delivery Only	159	218	(27.1%	)	8	11	(27.3%	)

Total Electric Retail	9,781	9,244	5.8%		1,047	941	11.3%

Other Revenue (c)					65	58	12.1%

Total Electric Revenue					1,112	999	11.3%

Gas (mmcf)
Retail Sales	28,968	24,921	16.2%		366	403	(9.2%	)
Transportation and Other	7,049	6,880	2.5%		22	5	n.m.

Total Gas	36,017	31,801	13.3%		388	408	(4.9%	)

Total Electric and Gas Revenues					$1,500	$1,407	6.6%

Purchased Power					544	487	11.7%
Fuel					299	326	(8.3%	)

Total Purchased Power and Fuel					$843	$813	3.7%

Heating and Cooling Degree-Days	2007	2006	Normal
Heating Degree-Days	2,505	2,187	2,559
Cooling Degree-Days	—	1	—

(a)	Full service reflects deliveries to customers taking generation service under tariffed rates which include the cost of energy and the cost of the transmission and distribution of the energy. PECO’s tariffed rates also includes a CTC.

(b)	Delivery only service reflects customers electing to receive electric generation service from a competitive electric generation supplier. Revenue from customers choosing a competitive electric generation supplier includes a distribution charge and a CTC.

(c)	Other revenue includes transmission revenue from PJM, wholesale revenue and other revenues.

n.m. — Not meaningful